UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2023

BRIACELL THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

British Columbia	47-1099599
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 300 - 235 15th Street West Vancouver, BC V7T 2X1	V7T 2X1
(Address of principal executive offices)	(Zip Code)

(604) 921-1810

(Registrant’s telephone number, including area code)

Commission File No. 001-40101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	BCTX	The Nasdaq Stock Market LLC
Warrants to purchase common shares, no par value	BCTXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February13, 2023, BriaCell Therapeutics Corp. (the “Company”) amended its Articles to raise the quorum threshold for shareholder meetings to two shareholders who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 33 1/3% of the outstanding shares entitled to be voted at the meeting. The foregoing description of the amendment is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 9, 2023, the Company held its annual general and special meeting of holders of common shares of the Company (the “Meeting”).. As of December 12, 2022, the date of record for determining the shareholders entitled to vote on the proposals presented at the Meeting, there were 15,518,018 common shares of the Company (“Common Shares”)issued and outstanding and entitled to vote at the l Meeting. A total of 6,663,370 Common Shares, constituting a quorum, were represented in person or by valid proxies at the Meeting. The matters submitted to a vote of the Company’s shareholders at the Meeting are described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on January 17, 2023. The final results for each of the matters submitted to a vote of the Company’s shareholders at the Meeting are as follows:

Proposal 1. At the Meeting, the shareholders ratified the appointment of MNP LLP as auditors for the Company and the authorization of the Board of Directors of the Company (the “Board”) to fix the auditors’ remuneration and terms of engagement. The result of the votes to ratify the appointment of MNP LLP was as follows:

For	Against	Abstain	Broker Non-Votes
6,651,809	0	11,560	1

Proposal 2. At the Meeting, the terms of seven (7) members of the Board expired. Each of the seven (7) nominees for director (the “Nominees”) were elected to serve until the next annual meeting of shareholders, or until his/her successor is duly elected or appointed, unless he/she resigns, is removed, or becomes disqualified in accordance with the Articles of the Company or the British Columbia Corporations Act. The result of the votes to elect the Nominees was as follows:

Directors	For	Against	Withheld	Broker Non-Votes
Dr. Jane Gross	3,695,837	0	49,672	2,917,861
Mr. Marc Lustig	3,651,900	0	93,608	2,917,862
Mr. Jamieson Bondarenko	3,742,891	0	2,618	2,917,861
Dr. William V. Williams	3,743,095	0	2,414	2,917,861
Dr. Rebecca Taub	3,740,940	0	4,569	2,917,861
Mr. Vaughn C. Embro-Pantalony	3,733,000	0	12,508	2,917,862
Mr. Martin Schmieg	3,739,718	0	5,791	2,917,861

Proposal 3. At the Meeting, the Company’s shareholders approved a new omnibus equity incentive plan (the “Omnibus Equity Incentive Plan”). The result of the votes to approve the Omnibus Equity Incentive Plan was as follows:

For	Against	Abstain	Broker Non-Votes
3,169,080	548,283	28,145	2,917,862

Proposal 4. At the Meeting, upon approving the Omnibus Equity Incentive Plan, the Company’s shareholders ratified, confirmed and approved a grant of 19,200 restricted share units under the Omnibus Equity Incentive Plan to the Company’s Chief Executive Officer on August 2, 2022 (the “RSU Award”). The result of the votes to approve the RSU Award was as follows:

For	Against	Abstain	Broker Non-Votes
3,622,931	96,879	25,698	2,917,862

Proposal 5. At the Meeting, the Company’s shareholders authorized and approved an amendment to the Articles of the Company to raise the quorum threshold for shareholder meetings to two shareholders who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 33 1/3% of the outstanding shares entitled to be voted at the meeting (the “Quorum Amendment”). The result of the votes to approve the Quorum Amendment was as follows:

For	Against	Abstain	Broker Non-Votes
3,695,624	41,488	8,396	2,917,862

Item 9.01 Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit	Description
3.1	Alteration to Articles filed February 13, 2023
10.1	Omnibus Equity Incentive Plan (incorporated by reference from Schedule I to the Proxy Statement for BriaCell Therapeutics Corp. 2023 Annual and Special Meeting of Shareholders, filed with the SEC on January 17, 2023).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIACELL THERAPEUTICS CORP.

/s/ William V. Williams
February 15, 2023	William V. Williams President and Chief Executive Officer